UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1 - 8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.

Results of Operations and Financial Condition

Registrant has  reported  its results of  operations  for the three months and fiscal year ended October 31, 2012, as described in Registrant’s news release dated November 20, 2012, a copy of which is furnished herewith as Exhibit  99.1 and  incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.

Document

99.1

Press release issued by the Registrant dated November 20, 2012.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

November 20, 2012

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer &

Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

99.1

Copy of Registrant's news release dated November 20, 2012.

Exhibit 99.1

News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Months and Fiscal Year Ended October 31, 2012

Boston, MA, November 20, 2012 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.53 for the fourth quarter of fiscal 2012, an increase of 23 percent over the $0.43 of adjusted earnings per diluted share in the third quarter of fiscal 2012 and up 13 percent from the $0.47 of adjusted earnings per diluted share in the fourth quarter of fiscal 2011.  Adjusted earnings per diluted share were $1.89 for the fiscal year ended October 31, 2012, 5.5 percent below the $2.00 of adjusted earnings per diluted share in the fiscal year ended October 31, 2011.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.45 in the fourth quarter of fiscal 2012, $0.43 in the third quarter of fiscal 2012 and $0.40 in the fourth quarter of fiscal 2011. Adjusted earnings differed from GAAP earnings in the fourth quarter of fiscal 2012 and the fourth quarter of fiscal 2011 due to adjustments in connection with increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.08 and $0.07 per diluted share, respectively.  GAAP earnings were $1.72 per diluted share in the fiscal year ended October 31, 2012 compared to $1.75 per diluted share in the fiscal year ended October 31, 2011.  Non-controlling interest value adjustments reduced GAAP earnings by $0.17 and $0.25 per diluted share for the fiscal years ended October 31, 2012 and 2011, respectively.  The Company’s adjusted and GAAP earnings per diluted share were increased $0.01 and $0.03 in the fiscal years ended October 31, 2012 and 2011, respectively, by gains related to the sale of the Company’s equity interest in Lloyd George Management (BVI) Limited in the second quarter of fiscal 2011.

Net inflows of $2.2 billion into long-term funds and separate accounts in the fourth quarter of fiscal 2012 compare to net outflows of $1.4 billion and $2.7 billion in the third quarter of fiscal 2012 and the fourth quarter of fiscal 2011, respectively.  The Company’s annualized internal growth rate (net inflows into long-term assets divided by beginning of period long-term assets managed) was 5 percent in the fourth quarter of fiscal 2012.  Net inflows of $0.2 billion in fiscal 2012 compare to net inflows of $3.9 billion in fiscal 2011.

“We are pleased to report higher managed assets, stronger gross and net flows, and improved earnings for our fourth quarter,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer.  “Eaton Vance enters fiscal 2013 with considerable momentum and good prospects for continued progress.”

Assets under management were $199.5 billion on October 31, 2012, an increase of 3 percent from the $192.9 billion of managed assets on July 31, 2012 and an increase of 6 percent from managed assets of $188.2 billion on October 31, 2011. Assets under management on October 31, 2012

____________________________

(1)Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end structuring fees and other items management deems non-recurring or non-operating.  See reconciliation provided in Attachment 2 for more information on adjusting items.

included $113.2 billion in long-term funds, $43.3 billion in institutional separate accounts, $15.0 billion in high-net-worth separate accounts, $27.7 billion in retail managed accounts and $0.2 billion in cash management fund assets. Average assets under management were $196.6 billion in the fourth quarter of fiscal 2012, up 2 percent from $192.8 billion in the third quarter of fiscal 2012 and up 4 percent from $188.2 billion in the fourth quarter of fiscal 2011.  The sequential increase in ending assets under management in the fourth quarter of fiscal 2012 primarily reflects long-term net inflows of $2.2 billion and market price appreciation of $4.5 billion.

As shown in Attachment 6, consolidated gross sales and other inflows were $14.4 billion in the fourth quarter of fiscal 2012, up 32 percent from $10.9 billion in the third quarter of fiscal 2012 and up 30 percent from $11.1 billion in the fourth quarter of fiscal 2011. Gross redemptions and other outflows were $12.3 billion in the fourth quarter of fiscal 2012, down 1 percent from $12.4 billion in the third quarter of fiscal 2012 and down 11 percent from $13.8 billion in the fourth quarter of fiscal 2011.

Attachments 5 and 6 summarize the Company’s assets under management and asset flows by investment mandate and investment vehicle.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	October 31,	July 31,	October 31,
	2012	2012	2011

Revenue	$309,889	$298,771	$297,323
Expenses	203,544	203,755	192,675
Operating income	106,345	95,016	104,648

Operating margin	34%	32%	35%

Non-operating income (expense)	3,993	1,875	(21,782)
Income taxes	(37,655)	(34,379)	(37,665)
Equity in net income of affiliates, net of tax	1,758	175	387
Net income	74,441	62,687	45,588
Net (income) loss attributable to non-controlling
and other beneficial interests	(21,323)	(12,481)	1,232
Net income attributable to
Eaton Vance Corp. shareholders	$53,118	$50,206	$46,820
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$62,988	$51,002	$55,726

Earnings per diluted share	$0.45	$0.43	$0.40

Adjusted earnings per diluted share(1)	$0.53	$0.43	$0.47

On August 6, 2012, the Company completed the purchase of a 49 percent interest in Hexavest Inc. (“Hexavest”), a Montreal-based investment advisor that provides discretionary management of equity and tactical asset allocation strategies using a predominantly top-down investment style. As of October 31, 2012, Hexavest managed $12.1 billion of client assets, an increase of 11 percent from the $11.0 billion of managed assets on August 6, 2012. Attachment 8 summarizes assets under management and asset flow information for Hexavest.

On November 11, 2012, the Company’s subsidiary Parametric Portfolio Associates LLC announced the signing of a definitive agreement to acquire the business of The Clifton Group Investment Management Company (“Clifton”).  Based in Minneapolis, Clifton specializes in providing futures- and options-based overlay services and custom risk management solutions to institutional investors.  As of September 30, 2012, Clifton managed $33.4 billion of funded and overlay assets on behalf of approximately 180 institutional clients.  Completion of the transaction is expected on or about December 31, 2012 and is subject to certain customary closing conditions.

Fourth Quarter Fiscal 2012 vs. Third Quarter Fiscal 2012

In the fourth quarter of fiscal 2012, revenue increased 4 percent to $309.9 million from revenue of $298.8 million in the third quarter of fiscal 2012.  Investment advisory and administrative fees were up 4 percent in the fourth quarter of fiscal 2012 compared to the third quarter of fiscal 2012, primarily due to a 2 percent increase in average assets under management and a modestly higher investment advisory and administrative effective fee rate.  Performance fees contributed $3.7 million to investment advisory and administrative fees in the fourth quarter of fiscal 2012. Distribution and service fees revenues increased 1 percent on a combined basis, reflecting an increase in average managed assets in fund share classes that are subject to such fees.

Expenses of $203.5 million in the fourth quarter of fiscal 2012 were substantially unchanged from $203.8 million in the third quarter of fiscal 2012, reflecting increases in compensation, distribution and service fee expenses reduced by lower amortization of deferred sales commissions and decreases in fund expenses and other expenses. The increase in compensation expense primarily reflects increases in sales- and operating income-based incentives. Gross sales and other inflows, which drive sales-based incentives, were up 32 percent in the fourth quarter of fiscal 2012 compared to the third quarter of fiscal 2012.  Pre-bonus adjusted operating income, which drives operating income-based incentives, was up 10 percent for the same period. The increase in distribution expense reflects an increase in Class A share commissions, partly offset by decreases in promotional expenses. The decrease in amortization of deferred sales commissions largely reflects changes in product mix away from fund share classes to which these expenses apply.  Fund expenses decreased 4 percent from the third quarter of fiscal 2012 due to lower subsidies on start-up funds and decreased expenses borne by the Company on funds for which it receives an all-in fee.  The 6 percent decrease in other expenses reflects lower professional services costs.

Operating income was up 12 percent to $106.3 million in the fourth quarter of fiscal 2012 from $95.0 million in the third quarter of fiscal 2012.

Non-operating income (expense) contributed $4.0 million to income before taxes in the fourth quarter of fiscal 2012, compared to a contribution of $1.9 million in the third quarter of fiscal 2012.  The increase in non-operating income (expense) is primarily attributable to a $3.6 million increase in gains and other investment income earned on the Company’s investments in sponsored products offset by a $1.2 million increase in interest expense recognized by the Company’s consolidated collateralized loan obligation (“CLO”) entity.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 34.1 percent in the fourth quarter of fiscal 2012. Excluding the impact of CLO entity income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was approximately 36.1 percent for the quarter.

Equity in net income of affiliates increased by $1.6 million in the fourth quarter of fiscal 2012 compared to the third quarter of fiscal 2012, primarily reflecting the Company’s acquisition of a 49 percent equity interest in Hexavest on August 6, 2012.  Equity in net income of affiliates for the fourth quarter of fiscal 2012 includes $1.9 million related to Hexavest.

Net income attributable to non-controlling and other beneficial interests totaled $21.3 million in the fourth quarter of fiscal 2012 and $12.5 million in the third quarter of fiscal 2012. As shown in Attachment 3, the increase can be primarily attributed to an increase in non-controlling interest value adjustments. Included in net income attributable to non-controlling and other beneficial interests in the fourth quarter of fiscal 2012 were $9.9 million of non-controlling interest value adjustments relating to our subsidiary Atlanta Capital Management, based on an October 31 enterprise value measurement.

Fourth Quarter Fiscal 2012 vs. Fourth Quarter Fiscal 2011

In the fourth quarter of fiscal 2012, revenue increased 4 percent to $309.9 million from revenue of $297.3 million in the fourth quarter of fiscal 2011.  Investment advisory and administrative fees were up 6 percent due to a 4 percent increase in average assets under management and modestly higher investment advisory and administrative effective fee rate. Performance fees contributed $3.7 million to investment advisory and administrative fees in the fourth quarter of fiscal 2012. Distribution and service fees were down 5 percent on a combined basis, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Expenses increased 6 percent to $203.5 million in the fourth quarter of fiscal 2012 from $192.7 million in the fourth quarter of fiscal 2011, reflecting increases in compensation and distribution expense, offset by lower service fees, reduced amortization of deferred sales commissions and lower fund expenses. Increases in compensation expense reflect increases in sales- and operating income-based incentives, higher employee headcount, increased salaries and higher stock-based compensation. Gross sales and other inflows, which drive sales-based incentives, were up 30 percent year-over-year, while pre-bonus adjusted operating income, which drives operating-income based incentives, was up 10 percent over the same period. The increase in distribution expense can be attributed to an increase in Class A share commissions and Class C share distribution payments made to third-party intermediaries. The decreases in service fee expense and amortization of deferred sales commissions largely reflect changes in product mix away from fund share classes to which these expenses apply. The decrease in fund-related expenses can be attributed primarily to lower sub-advisory expenses. Other expenses were substantially unchanged from the prior year, as decreases in professional fees were offset by an increase in spending for travel and higher facilities-related expenses.

Operating income was up 2 percent to $106.3 million in the fourth quarter of fiscal 2012 from $104.6 million in the fourth quarter of fiscal 2011.

Non-operating income contributed $4.0 million to income before taxes in the fourth quarter of fiscal 2012 compared to non-operating expense of $21.8 million in the fourth quarter of fiscal 2011. The improvement in non-operating income (expense) reflects a $20.0 million increase in gains and other investment income recognized by the Company’s consolidated CLO entity and a $7.5 million increase in gains and other investment income earned on the Company’s investments in sponsored products.

Equity in net income of affiliates increased $1.4 million from the fourth quarter of fiscal 2011, and includes $1.9 million related to the Company’s 49% equity interest in Hexavest acquired on August 6, 2012.

Net income attributable to non-controlling and other beneficial interests was $21.3 million in the fourth quarter of fiscal 2012 compared to a loss of $1.2 million in the fourth quarter of fiscal 2011. As shown in Attachment 3, the change can be primarily attributed to an improvement in the financial performance of the Company’s consolidated CLO entity.  Included in net income attributable to non-controlling and other beneficial interests in the fourth quarter of fiscal 2012 and 2011 were $9.9 million and $8.9 million, respectively, of non-controlling interest value adjustments relating to our subsidiary Atlanta Capital Management, based on an annual October 31 enterprise value measurement.

Balance Sheet Information

Cash and cash equivalents totaled $462.1 million on October 31, 2012, with no outstanding borrowings against the Company’s $300 million credit facility.  During fiscal 2012, the Company used $106.5 million to repurchase and retire approximately 4.0 million shares of its Non-Voting Common Stock under its repurchase authorization.  Approximately 3.9 million shares of the current 8.0 million share repurchase authorization remains unused.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM EST today to discuss the financial results for the three months and fiscal year ended October 31, 2012. To participate in the conference call, please call 877-407-0778 (domestic) or 201-689-8565 (international) and refer to “Eaton Vance Corp. Fourth Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 877-660-6853 (domestic) or 201-612-7415 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 403627.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2012 to	Q4 2012 to	October 31,	October 31,	%
	2012	2012	2011	Q3 2012	Q4 2011	2012	2011	Change
Revenue:

Investment advisory and administrative fees	$255,063	$244,655	$239,751	4%	6%	$988,058	$996,222	(1)%
Distribution and underwriter fees	22,278	22,066	23,079	1	(3)	89,410	102,979	(13)
Service fees	31,221	30,760	33,281	1	(6)	126,345	144,530	(13)
Other revenue	1,327	1,290	1,212	3	9	5,223	4,875	7
Total revenue	309,889	298,771	297,323	4	4	1,209,036	1,248,606	(3)
Expenses:

Compensation and related costs	96,446	94,700	81,007	2	19	385,395	369,927	4
Distribution expense	32,956	32,670	32,577	1	1	130,914	132,664	(1)
Service fee expense	28,559	28,165	30,186	1	(5)	113,485	124,517	(9)
Amortization of deferred sales commissions	4,495	4,593	7,277	(2)	(38)	20,441	35,773	(43)
Fund expenses	6,929	7,205	7,635	(4)	(9)	27,375	25,295	8
Other expenses	34,159	36,422	33,993	(6)	-	138,434	134,198	3
Total expenses	203,544	203,755	192,675	-	6	816,044	822,374	(1)
Operating income	106,345	95,016	104,648	12	2	392,992	426,232	(8)
Non-operating income (expense):
Gains (losses) and other investment
income, net	5,517	1,927	(1,998)	186	NM	18,417	19,408	(5)
Interest expense	(8,580)	(8,525)	(8,413)	1	2	(33,930)	(33,652)	1
Other income (expense) of consolidated
CLO entity:
	Gains (losses) and other investment
income, net	12,659	12,872	(7,342)	(2)	NM	44,706	(17,037)	NM
Interest expense	(5,603)	(4,399)	(4,029)	27	39	(18,447)	(13,575)	36
Total non-operating income (expense)	3,993	1,875	(21,782)	113	NM	10,746	(44,856)	NM

Income before income taxes and equity
in net income of affiliates	110,338	96,891	82,866	14	33	403,738	381,376	6
Income taxes	(37,655)	(34,379)	(37,665)	10	-	(142,385)	(156,844)	(9)
Equity in net income of affiliates, net of tax	1,758	175	387	905	354	3,415	3,042	12
Net income	74,441	62,687	45,588	19	63	264,768	227,574	16
Net (income) loss attributable to non-
controlling and other beneficial interests	(21,323)	(12,481)	1,232	71	NM	(61,303)	(12,672)	384
Net income attributable to
Eaton Vance Corp. Shareholders	$53,118	$50,206	$46,820	6	13	$203,465	$214,902	(5)

Earnings per share:
Basic	$0.46	$0.44	$0.41	5	12	$1.76	$1.82	(3)
Diluted	$0.45	$0.43	$0.40	5	13	$1.72	$1.75	(2)

Weighted average shares outstanding:
Basic	112,504	112,110	112,939	-	-	112,359	115,326	(3)
Diluted	115,524	114,591	115,238	1	-	115,126	119,975	(4)

Dividends declared per share	$0.20	$0.19	$0.19	5	5	$0.77	$0.73	5

			Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share to adjusted net income attributable to Eaton Vance
Corp. shareholders and adjusted earnings per diluted share

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31, 2012	July 31, 2012	October 31, 2011	Q4 2012 to Q3 2012	Q4 2012 to Q4 2011	October 31, 2012	October 31, 2011	% Change
(in thousands, except per share figures)

Net income attributable to Eaton Vance
Corp. shareholders	$53,118	$50,206	$46,820	6%	13%	$203,465	$214,902	(5)%

Non-controlling interest value adjustments	9,870	796	8,906	NM	11	19,866	30,216	(34)

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$62,988	$51,002	$55,726	24	13	$223,331	$245,118	(9)

Earnings per diluted share	$0.45	$0.43	$0.40	5	13	$1.72	$1.75	(2)

Non-controlling interest value adjustments	0.08	-	0.07	NM	14	0.17	0.25	(32)

Adjusted earnings per diluted share	$0.53	$0.43	$0.47	23	13	$1.89	$2.00	(6)

				Attachment 3
Eaton Vance Corp.
Reconciliation of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
(in thousands)	2012	2012	2011	2012	2011

Consolidated funds	$(1,186)	$(839)	$310	$(4,353)	$(5,319)

Majority-owned subsidiaries	(4,053)	(3,354)	(2,576)	(14,518)	(11,670)

Non-controlling interest value adjustments	(9,870)	(796)	(8,906)	(19,866)	(30,216)

Consolidated CLO entity	(6,214)	(7,492)	12,404	(22,566)	34,533

Net (income) loss attributable to non-controlling
interests and other beneficial interests	$(21,323)	$(12,481)	$1,232	$(61,303)	$(12,672)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	October 31,	October 31,
	2012	2011
Assets

Cash and cash equivalents	$462,076	$510,913
Investment advisory fees and other receivables	133,589	130,525
Investments	486,933	287,735
Assets of consolidated collateralized loan obligation ("CLO") entity:
Cash and cash equivalents	36,758	16,521
Bank loans and other investments	430,583	462,586
Other assets	1,107	2,715
Deferred sales commissions	19,336	27,884
Deferred income taxes	51,234	41,343
Equipment and leasehold improvements, net	54,889	67,227
Intangible assets, net	59,228	67,224
Goodwill	154,636	142,302
Other assets	89,122	74,325
Total assets	$1,979,491	$1,831,300

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$145,338	$137,431
Accounts payable and accrued expenses	59,397	51,333
Dividend payable	23,250	21,959
Debt	500,000	500,000
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	446,605	477,699
Other liabilities	766	5,193
Other liabilities	91,785	75,557
Total liabilities	1,267,141	1,269,172
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	98,765	100,824
Total temporary equity	98,765	100,824

Permanent Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 413,167 and 399,240 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 115,878,384 and 115,223,827 shares, respectively	453	450
Additional paid-in capital	26,730	-
Notes receivable from stock option exercises	(4,155)	(4,441)
Accumulated other comprehensive income	3,923	1,340
Appropriated retained earnings (deficit)	18,699	(3,867)
Retained earnings	566,420	466,931
Total Eaton Vance Corp. shareholders' equity	612,072	460,415
Non-redeemable non-controlling interests	1,513	889
Total permanent equity	613,585	461,304
Total liabilities, temporary equity and permanent equity	$1,979,491	$1,831,300

				Attachment 5
Eaton Vance Corp.
Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2012	2012	2011	2012	2011
Equity assets - beginning of period(2)	$108,595	$114,903	$117,055	$108,859	$107,500
Sales and other inflows	5,944	4,604	6,144	23,679	29,973
Redemptions/outflows	(7,223)	(7,656)	(7,316)	(30,456)	(29,168)
Net flows	(1,279)	(3,052)	(1,172)	(6,777)	805
Assets acquired	-	-	-	-	352
Exchanges	48	(19)	(34)	24	35
Market value change	3,732	(3,237)	(6,990)	8,990	167
Equity assets - end of period	$111,096	$108,595	$108,859	$111,096	$108,859

Fixed income assets - beginning of period	48,198	46,891	43,813	43,708	46,119
Sales and other inflows	3,140	2,886	2,426	12,278	10,336
Redemptions/outflows	(2,752)	(1,973)	(2,555)	(9,455)	(11,827)
Net flows	388	913	(129)	2,823	(1,491)
Exchanges	13	30	98	84	(180)
Market value change	404	364	(74)	2,388	(740)
Fixed income assets - end of period	$49,003	$48,198	$43,708	$49,003	$43,708

Floating-rate income assets - beginning
of period	25,245	24,847	25,586	24,322	20,003
Sales and other inflows	2,188	2,091	1,565	7,401	9,331
Redemptions/outflows	(1,387)	(1,535)	(2,218)	(5,662)	(5,220)
Net flows	801	556	(653)	1,739	4,111
Exchanges	21	5	(129)	45	53
Market value change	321	(163)	(482)	282	155
Floating-rate income assets - end of period	$26,388	$25,245	$24,322	$26,388	$24,322

Alternative assets - beginning of period	10,600	10,506	11,761	10,646	10,482
Sales and other inflows	3,166	1,342	930	6,725	5,250
Redemptions/outflows	(908)	(1,201)	(1,708)	(4,336)	(4,784)
Net flows	2,258	141	(778)	2,389	466
Exchanges	(19)	(13)	(5)	(104)	(79)
Market value change	13	(34)	(332)	(79)	(223)
Alternative assets - end of period	$12,852	$10,600	$10,646	$12,852	$10,646

Long-term assets - beginning of period	192,638	197,147	198,215	187,535	184,104
Sales and other inflows	14,438	10,923	11,065	50,083	54,890
Redemptions/outflows	(12,270)	(12,365)	(13,797)	(49,909)	(50,999)
Net flows	2,168	(1,442)	(2,732)	174	3,891
Assets acquired	-	-	-	-	352
Exchanges	63	3	(70)	49	(171)
Market value change	4,470	(3,070)	(7,878)	11,581	(641)
Total long-term assets - end of period	$199,339	$192,638	$187,535	$199,339	$187,535

Cash management fund assets -
end of period	169	220	669	169	669
Total assets under management -
end of period	$199,508	$192,858	$188,204	$199,508	$188,204

(1) Consolidated Eaton Vance Corp. See Attachment 8 for managed assets and flows of 49%-owned Hexavest Inc.
(2) Includes balanced accounts holding income securities.

				Attachment 6
Eaton Vance Corp.
Net Flows by Investment Vehicle (1)
(in millions)
	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2012	2012	2011	2012	2011
Long-term fund assets -
beginning of period	$110,257	$114,029	$119,976	$111,705	$113,978
Sales and other inflows	7,261	6,266	6,195	27,080	33,035
Redemptions/outflows	(6,410)	(8,554)	(9,294)	(30,895)	(32,486)
Net flows	851	(2,288)	(3,099)	(3,815)	549
Exchanges	-	3	(70)	(13)	(175)
Market value change	2,141	(1,487)	(5,102)	5,372	(2,647)
Long-term fund assets - end of period	$113,249	$110,257	$111,705	$113,249	$111,705

Institutional separate account assets -
beginning of period	40,285	40,883	38,992	38,003	34,593
Sales and other inflows	5,149	2,262	2,954	12,496	12,350
Redemptions/outflows	(3,535)	(1,970)	(2,453)	(10,514)	(9,832)
Net flows	1,614	292	501	1,982	2,518
Exchanges	27	-	-	38	(18)
Market value change	1,412	(890)	(1,490)	3,315	910
Institutional separate account assets -
end of period	$43,338	$40,285	$38,003	$43,338	$38,003

High-net-worth separate account assets -
beginning of period	14,682	14,704	13,588	13,256	11,883
Sales and other inflows	498	752	598	3,609	2,848
Redemptions/outflows	(657)	(540)	(494)	(2,283)	(2,419)
Net flows	(159)	212	104	1,326	429
Assets acquired	-	-	-	-	352
Exchanges	9	-	(11)	(990)	(8)
Market value change	504	(234)	(425)	1,444	600
High-net-worth separate account assets -
end of period	$15,036	$14,682	$13,256	$15,036	$13,256

Retail managed account assets -
beginning of period	27,414	27,531	25,659	24,571	23,650
Sales and other inflows	1,530	1,643	1,318	6,898	6,657
Redemptions/outflows	(1,668)	(1,301)	(1,556)	(6,217)	(6,262)
Net flows	(138)	342	(238)	681	395
Exchanges	27	-	11	1,014	30
Market value change	413	(459)	(861)	1,450	496
Retail managed account assets - end of period	$27,716	$27,414	$24,571	$27,716	$24,571

Total long-term assets -
beginning of period	192,638	197,147	198,215	187,535	184,104
Sales and other inflows	14,438	10,923	11,065	50,083	54,890
Redemptions/outflows	(12,270)	(12,365)	(13,797)	(49,909)	(50,999)
Net flows	2,168	(1,442)	(2,732)	174	3,891
Assets acquired	-	-	-	-	352
Exchanges	63	3	(70)	49	(171)
Market value change	4,470	(3,070)	(7,878)	11,581	(641)
Total long-term assets - end of period	$199,339	$192,638	$187,535	$199,339	$187,535

Cash management fund assets - end of period	169	220	669	169	669
Total assets under management -
end of period	$199,508	$192,858	$188,204	$199,508	$188,204

(1) Consolidated Eaton Vance Corp. See Attachment 8 for managed assets and flows of 49%-owned Hexavest Inc.

					Attachment 7
Eaton Vance Corp.
Assets under Management
by Investment Mandate(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2012	2012	Change	2011	Change
Equity(2)	$111,096	$108,595	2%	$108,859	2%
Fixed income	49,003	48,198	2%	43,708	12%
Floating-rate income	26,388	25,245	5%	24,322	8%
Alternative	12,852	10,600	21%	10,646	21%
Cash management	169	220	-23%	669	-75%
Total	$199,508	$192,858	3%	$188,204	6%

(1) Consolidated Eaton Vance Corp. See Attachment 8 for managed assets and flows of 49%-owned Hexavest Inc.
(2) Includes balanced accounts holding income securities.

					Attachment 8
Eaton Vance Corp.
Hexavest Inc.(1) Assets under Management and Net Flows
(in millions)

	From August 6, 2012 through October 31, 2012
			Eaton Vance-Distributed
				Eaton Vance-
		Hexavest	Eaton Vance-	Distributed
		Directly	Sponsored	Separate
	Total	Distributed(2)	Funds(3)	Accounts(4)	Total
Managed assets - beginning of period	$10,956	$10,956	$-	$-	$-
Sales and other inflows	1,083	1,047	36	-	36
Redemptions/outflows	(318)	(318)	-	-	-
Net flows	765	729	36	-	36
Market value change	389	388	1	-	1
Managed assets - end of period	$12,110	$12,073	$37	$-	$37

(1)			On August 6, 2012, Eaton Vance acquired a 49% equity interest in Hexavest Inc., a Montreal-based investment advisor, and entered into a distribution agreement with Hexavest covering all markets outside Canada.
(2)			Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6 and 7.
(3)			Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is advisor or sub-advisor. Eaton Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in
Attachments 5, 6 and 7.
(4)			Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution, but not management, revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6 and 7.